Exhibit 3(ii)

AMENDED AND RESTATED BY-LAWS

STEPAN COMPANY

A DELAWARE CORPORATION

(Amended as of February 8, 2011)

ARTICLE I

OFFICES

Section 1. Registered Office in Delaware. The address of the registered office of Stepan Company (the “Corporation”) in the State of Delaware and the registered agent of the Corporation at such address shall be as provided in the Restated Certificate of Incorporation of the Corporation, as it may be amended or restated from time to time (the “Certificate of Incorporation”).

Section 2. Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the business of the Corporation may require from time to time.

ARTICLE II

STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as the Board of Directors of the Corporation (the “Board”) shall determine from time to time. If the election of directors shall not be held at the annual meeting, or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be.

Section 2. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the Chairman of the Board, by the Board, or by the holders of shares of the Corporation’s common stock or preferred stock or any other stock of the Corporation as may be designated by the Board (collectively, the “Capital Stock”) representing not less than one-third of the voting power of all the outstanding shares of the Capital Stock.

Section 3. Place of Meeting. Meetings of the stockholders for the election of directors and for all other purposes shall be held at the Corporation’s principal executive offices in Northfield, Illinois or at such other place within or without the State of Illinois, as the Board shall designate.

Section 4. Meetings by Remote Communication. The Board may, in its sole discretion, determine that any meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication, subject to such guidelines and procedures as the Board may adopt from time to time. The Board may, in its sole discretion, also determine that any meeting of the stockholders shall be held at a particular place and allow stockholders and proxy holders that are unable to attend such meeting at such place to participate in (and be deemed present in person at) such meeting by means of remote communication, subject to such guidelines and procedures as the Board may adopt from time to time.

Section 5. Advance Notification of Proposals and Nominations at Stockholders’ Meetings. If a stockholder desires to submit a proposal for consideration at an annual or special stockholders’ meeting, or to nominate persons for election as directors at any stockholders’ meeting duly called for the election of directors, such stockholder must (a) be a stockholder of record both on the date of the giving of the notice provided for in this Section 5 and at the time of the meeting, (b) be entitled to vote at the meeting and (c) comply with the notice procedures set forth in this Section 5. In addition to any other applicable requirements, for business or nominations to be properly brought before an annual or special stockholders’ meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary.

To be timely, a stockholder’s notice to the Secretary must be delivered or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than (i) with respect to an annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by a stockholder in order to be timely must be so delivered or mailed and received not later than the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders or public disclosure of the date of such meeting is made, whichever first occurs, and (ii) with respect to a special meeting of stockholders, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders or public disclosure of the date of such meeting is made, whichever first occurs.

To be in proper written form, a stockholder’s notice must set forth the following:

(1) as to each matter of business (other than director nominations, which are specifically addressed in clause (2) below) such stockholder proposes to bring before the stockholders’ meeting, (A) a description of the business desired to be brought before the meeting in sufficient detail for the business to be summarized on the agenda for the meeting, (B) the reasons such stockholder proposes that such business be brought before the meeting and any material interest of such stockholder in such business, (C) a description of all agreements, arrangements, understandings and relationships between or among such stockholder and any other person or persons or entity or entities (including their names) in connection with the proposal of such business by such stockholder and any material interest of such persons or entities in such business, and (D) a representation that such stockholder is a holder of record of stock of the Corporation at the time of giving the notice with respect to such business, is entitled to vote at the meeting on such business and intends to appear in person or by proxy at the meeting to bring such business before the meeting;

(2) as to each person whom such stockholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) all information with respect to such person that would be required to be set forth in a stockholder’s notice pursuant to this Section 5 if such person were a Proposing Person (as defined below), (D) a description of all direct and indirect compensation and other material agreements, arrangements and understandings and any other material relationships during the past three years, between or among any Proposing Person, on the one hand, and such proposed nominee, his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, (E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, (F) all other information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission if each Proposing Person were the “registrant” for purposes of such rule and such proposed nominee were a director or executive officer of such registrant, (G) the written consent of such person to being named as a nominee and to serve as a director if elected, and (H) a representation that such stockholder is a holder of record of stock of the Corporation at the time of giving the notice with respect to such nomination, is entitled to vote at the meeting on the election of directors and intends to appear in person or by proxy at the meeting to propose such nominee for election as a director at the meeting; and

(3) as to each Proposing Person, (A) the name and record address of such Proposing Person, (B) the class or series and number of shares of Capital Stock or other securities of the Corporation which are, directly or indirectly, owned of record or beneficially by such Proposing Person, (C) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege, or a settlement payment or mechanism at a price, related to any shares of Capital Stock or other securities of the Corporation or with a price or value derived in whole or in part from the price or value of any shares of Capital Stock or other securities of the Corporation or any derivative, synthetic, hedging, swap or similar transaction or arrangement having characteristics of a long or short position or ownership interest in any shares of Capital Stock or other securities of the Corporation, whether or not any such instrument or right shall be subject to settlement in the underlying shares of Capital Stock or other securities of the Corporation or otherwise, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of shares of Capital Stock or other securities of the Corporation (each, a “Derivative Instrument”) directly or indirectly owned beneficially by such Proposing Person, (D) any proxy, agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has given or received a right to vote, directly or indirectly, any shares of Capital Stock or other securities of the Corporation, (E) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, which such Proposing Person has engaged in or is a party to, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk of shares of Capital Stock or other securities of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to shares of Capital Stock or other securities of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any increase or decrease in the price or value of the shares of Capital Stock or other securities of the Corporation, (F) any rights to dividends on the shares of Capital Stock or other securities of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of Capital Stock or securities of the Corporation, (G) any performance-related fees (other than an asset-based fee) to which such Proposing Person is or may be directly or indirectly entitled based on any increase or decrease in the price or value of any shares of Capital Stock or other securities of the Corporation or Derivative Instruments, if any, and (H) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the proposal or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended.

For the purposes of this Section 5, (A) the terms “affiliate” and “associate” shall each have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, (B) the term “beneficial owner” (and similar terms) shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and (C) the term “Proposing Person” shall mean (w) the stockholder providing notice of business or a nomination proposed to be brought before or made at the meeting, (x) the beneficial owner or beneficial owners of Capital Stock of the Corporation, if different, on whose behalf the notice of business or a nomination proposed to be brought before or made at the meeting is made, (y) any affiliate or associate of such stockholder or any such beneficial owner, and (z) any other person or entity with whom such stockholder or any such beneficial owner (or any of their respective affiliates and associates) is acting in concert.

A stockholder providing notice of business or a nomination proposed to be brought before or made at a stockholders’ meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 5 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered or mailed to and received by the Secretary not later than ten business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or, if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

The presiding officer of the stockholders’ meeting shall, if the facts warrant, refuse to acknowledge a proposal or nomination not made in compliance with the foregoing procedures, and any proposal or nomination not properly brought before the meeting shall not be transacted. Nothing contained in this Section 5 shall be deemed to decrease any time period set forth in the Securities Exchange Act of 1934, as amended, or any rule or regulation of the Securities and Exchange Commission promulgated thereunder.

Section 6. Notice of Stockholders’ Meetings. Written or printed notice stating the place (if any), day and hour of each meeting of the stockholders and the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than 60 days before the date of the meeting, or, in case of a merger or consolidation, not less than 20 nor more than 60 days before the date of the meeting, either personally or by mail or by a form of electronic transmission consented to by the stockholder receiving such notice, by or at the direction of the Chairman of the Board, the President and Chief Executive Officer, the Secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail and addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

Section 7. Closing of Transfer Books and Fixing Record Date. The Board shall have power to close the stock transfer books of the Corporation for a period which shall not be more than 60 nor less than ten days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of Capital Stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, or a date for the purpose of any other lawful action. In lieu of closing the stock transfer books as aforesaid, the Board may fix in advance a date, which shall not be more than 60 nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of Capital Stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, or a date for the purpose of any other lawful action, as a record date for the determination of stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Capital Stock, or to give such consent, or to take such lawful action, and in such case such stockholders, and only such stockholders, as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, or to take such lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 8. Voting Lists. The officer or agent having charge of the stock ledgers of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting of stockholders, arranged by class and series of Capital Stock in alphabetical order within each series or class, and showing the address of each stockholder and the number of shares of such series or class of Capital Stock registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting of stockholders, either at a place within the city, town or village where the meeting of stockholders is to be held, and which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held, and the list shall also be produced and kept at the time and place of the meeting of stockholders during the whole time thereof, and may be inspected by any stockholder who is present thereat. The original or duplicate share ledger or transfer book shall be the only evidence as to who are the stockholders entitled to examine such list or share ledgers or transfer books or to vote at the meeting of stockholders.

Section 9. Quorum and Voting. Holders of shares representing a majority of the voting power of the outstanding shares of Capital Stock entitled to vote at a meeting of the stockholders represented in person or by proxy, shall constitute a quorum at such meeting of stockholders, except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws. If a quorum is present, (a) in all matters other than the election of directors, the affirmative vote of holders of shares having a majority of the voting power of the shares of Capital Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless otherwise required by law or by the Certificate of Incorporation, and (b) directors shall be elected by a plurality of the voting power of the shares of Capital Stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. If shares representing less than a majority of the voting power of the outstanding shares of Capital Stock are represented at a meeting of stockholders, shares with a majority of the voting power of the shares so represented may adjourn the meeting from time to time without further notice.

Section 10. Voting of Shares. At each meeting of the stockholders, each holder of Capital Stock, which shall, at the time, possess voting powers, shall be entitled to vote, in person or by proxy, and shall have the number of votes provided by the Certificate of Incorporation, any applicable Certificate of Designation for the Corporation’s preferred stock or as otherwise required by law for each such share of Capital Stock registered in his name on the date the stock transfer books were closed preceding such meeting for the purpose of determining stockholders entitled to vote at said meeting, or on the record date fixed for the purpose of determining stockholders entitled to vote at such meeting or, in the event that the stock transfer books shall not be so closed or a record date shall not be so fixed, on the date next preceding the date notice of such meeting was given. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. The vote for directors and, upon the demand of any stockholder entitled to vote, the vote upon any question before any stockholders’ meeting, shall be by ballot.

Section 11. Voting of Shares of Certain Holders. (a) Shares standing in the name of another entity, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws or comparable document of such entity may prescribe, or, in the absence of such provision, as the board of directors of such entity, or comparable governing body, may determine.

(b) Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, conservator, or trustee may be voted by such fiduciary, either in person or by proxy.

(c) A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 12. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of stockholders at such time as the Board may require.

ARTICLE III

DIRECTORS

Section 1. General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to powers expressly conferred upon them by these By-laws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things that are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Section 2. Number and Tenure. The number of directors that constitute the Board shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board, but the Board shall consist of no more than eight (8) members. The directors shall serve staggered three-year terms. The directors shall be classified in respect to the time for which they shall severally hold office, into three classes, each class to consist of one-third (1/3) in number of the directors as near as may be. At each annual election, the successors to the class of directors whose term expires in that year shall be elected for the term of three years. The directors shall be elected by the stockholders at the stockholders’ annual meeting, except as provided in Section 4 of this Article III, and each director elected shall hold office until his successor is duly elected and qualified.

Section 3. Place of Meetings; Records. The Board may hold its meetings and have one or more offices and keep the books of the Corporation inside or outside the State of Delaware at such place or places as the Board may from time to time determine. The Board may determine that any of its meetings shall not be held at any place, but may instead be held solely by means of remote communication, subject to such guidelines and procedures as the Board may adopt from time to time. The Board may also determine that a meeting shall be held at a particular place and allow directors that are unable to attend such meeting at such place to participate in (and be deemed present in person at) such meeting by means of remote communication, subject to such guidelines and procedures as the Board may adopt from time to time.

Section 4. Vacancies. Except as otherwise provided by law, a vacancy in the office of any director, because of death, resignation, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by the vote of a majority of the remaining directors, though less than a quorum, and the directors so chosen shall hold office for a term expiring at the annual meeting of the stockholders at which the term of office of the class to which they have been elected expires and until their successors are duly elected and qualified.

Section 5. Regular Meetings. Regular meetings of the Board may be held without notice immediately after the annual meeting of the stockholders and at such other time and place as shall from time to time be determined by the Board. The Board shall hold at least four regular meetings in each year.

Section 6. Special Meetings. Special meetings of the Board may be called by or at the request of the Chairman of the Board, the President and Chief Executive Officer or any two directors. The person or persons authorized to call special meetings of the Board may fix the time and place, either within or without the State of Delaware, for holding such special meeting of the Board.

Section 7. Notice. Except as set forth in Section 5 of this Article III, notice of any regular or special meeting of the Board shall be given at least 24 hours prior thereto. Such notice shall be in writing and shall be given personally or mailed or faxed or sent by electronic transmission (if previously agreed to by the director receiving such notice) to each director at the director’s business address or at such other address as the director shall specify to the Secretary. If mailed, such notice shall be deemed to be given when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice is given by facsimile or electronic transmission, such notice shall be deemed to be given when transmitted. Any director may waive notice of any meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 8. Quorum. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, provided that, if less than a quorum of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 9. Manner of Acting. Except where otherwise provided in these By-laws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 10. Compensation. Directors employed by the Corporation shall not receive compensation for their services as directors or as members of any committee of the Board on which they serve. Directors not employed by the Corporation shall be paid reasonable compensation for services as directors and as members of any committee of the Board on which such directors serve, which compensation shall be fixed by resolution of the Board. Directors shall be reimbursed for reasonable expenses incurred in attending meetings of the Board and meetings of committees appointed by the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

COMMITTEES

Section 1. Audit Committee. (a) The Board at any regular or special meeting shall, by resolution of the Board, designate three or more independent directors to constitute an Audit Committee and appoint one of the directors so designated as the chairman of the Audit Committee. Membership on the Audit Committee shall be restricted to those directors who are independent (within the meaning of applicable provisions of federal securities law, applicable rules of the Securities and Exchange Commission and applicable exchange listing requirements) and who are free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Audit Committee.

Vacancies on the Audit Committee may be filled by the Board. Each member of the Audit Committee shall hold office until such member’s successor is duly elected, or until such member’s death, resignation or removal from the Audit Committee by the Board, or such member ceases to be a director. Any member of the Audit Committee may be removed from the Audit Committee by resolution of the Board whenever in its judgment (1) such Audit Committee member is no longer an independent director or free from any relationship prohibited by this Section 1 or (2) the best interests of the Corporation would be served thereby. The compensation, if any, of members of the Audit Committee shall be established by resolution of the Board in accordance with Section 10 of Article III.

(b) The duties of the Audit Committee shall be as set forth in the Audit Committee Charter.

(c) Minutes of all meetings of the Audit Committee shall be submitted to the Board. The minute book of the Audit Committee shall at all times be open to the inspection of any director.

(d) The Audit Committee shall meet regularly, at least four times per year, at the call of its chairman or any two members of the Audit Committee. The Audit Committee shall meet on such other occasions as required by the Audit Committee Charter. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall constitute the act of the Audit Committee.

Section 2. Compensation and Development Committee. (a) The Board at any regular or special meeting shall, by resolution of the Board, designate three or more independent directors to constitute a Compensation and Development Committee and appoint one of the directors so designated as the chairman of the Compensation and Development Committee. Membership on the Compensation and Development Committee shall be restricted to those directors who are independent (within the meaning of applicable provisions of federal securities law, applicable rules of the Securities and Exchange Commission and applicable exchange listing requirements) and who are free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Compensation and Development Committee. Vacancies on the Compensation and Development Committee may be filled by the Board. Each member of the Compensation and Development Committee shall hold office until such member’s successor is duly elected, or until such member’s death, resignation, or removal from the Compensation and Development Committee by the Board, or such member ceases to be a director. Any member of the Compensation and Development Committee may be removed from the Compensation and Development Committee by resolution of the Board whenever in its judgment (1) such Compensation and Development Committee member is no longer an independent director or free from any relationship prohibited by this Section 2 or (2) the best interests of the Corporation would be served thereby. The compensation, if any, of members of the Compensation and Development Committee shall be established by resolution of the Board in accordance with Section 10 of Article III.

(b) The duties of the Compensation and Development Committee shall be as set forth in the Compensation and Development Committee Charter.

(c) The Compensation and Development Committee shall meet, at least two times per year, at the call of its chairman or any two members of the Compensation and Development Committee. A majority of the members of the Compensation and Development Committee shall constitute a quorum and an act of the majority of those present at a meeting at which a quorum is present shall constitute the act of the Compensation and Development Committee.

Section 3. Nominating and Corporate Governance Committee. (a) The Board at any regular or special meeting shall, by resolution of the Board, designate three or more independent directors to constitute a Nominating and Corporate Governance Committee and appoint one of the directors so designated as the chairman of the Nominating and Corporate Governance Committee. Membership on the Nominating and Corporate Governance Committee shall be restricted to those directors who are independent (within the meaning of applicable provisions of federal securities law, applicable rules of the Securities and Exchange Commission and applicable exchange listing requirements) and who are free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Nominating and Corporate Governance Committee. Vacancies on the Nominating and Corporate Governance Committee may be filled by the Board. Each member of the Nominating and Corporate Governance Committee shall hold office until such member’s successor is duly elected, or until such member’s death, resignation, or removal from the Nominating and Corporate Governance Committee by the Board, or until such member ceases to be a director. Any member of the Nominating Committee may be removed by resolution of the Board whenever in its judgment (1) such Nominating and Corporate Governance Committee member is no longer an independent director or free from any relationship prohibited by this Section 3 or (2) the best interests of the Corporation would be served thereby. The compensation, if any, of members of the Nominating and Corporate Governance Committee shall be established by resolution of the Board in accordance with Section 10 of Article III.

(b) The duties of the Nominating and Corporate Governance Committee shall be as set forth in the Nominating and Corporate Governance Committee Charter.

(c) The Nominating and Corporate Governance Committee shall meet, at least two times per year, at the call of its chairman or any two members of the Nominating and Corporate Governance Committee. A majority of the members of the Nominating and Corporate Governance Committee shall constitute a quorum and an act of the majority of those present at a meeting at which a quorum is present shall constitute the act of the Nominating and Corporate Governance Committee.

(d) Nothing in these By-laws is intended to prevent any individual director from making a recommendation of a person to be a director of the Corporation either to the Nominating and Corporate Governance Committee or to the Board.

Section 4. Additional Committees. The Board may, by resolution of the Board, from time to time create and appoint such committees in addition to the Audit, Compensation and Development, and Nominating and Corporate Governance Committees as it deems desirable. Each additional committee shall bear such designation, shall have such powers, and shall perform such duties, not inconsistent with these Bylaws, law or the Certificate of Incorporation, as may be assigned to it by the Board; provided that no such additional committee may exercise the powers of the Board in the management of the business and affairs of the Corporation except such as shall be expressly delegated to it. The Board shall have the power to change the members of any such additional committee at any time, to fill vacancies, and to discharge any such additional committee at any time. The compensation, if any, of members of any such additional committee shall be established by resolution of the Board in accordance with Section 10 of Article III. A majority of the members of any such committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall constitute the act of such additional committee.

ARTICLE V

OFFICERS

Section 1. Generally. The officers of the Corporation shall be elected by the Board and shall consist of a Chairman of the Board, President and Chief Executive Officer, and Secretary. The Board may also choose any or all of the following: one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), a Treasurer, one or more Assistant Treasurers, one or more Assistant Secretaries, a Controller and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, by specific action the Board may authorize the Chief Executive Officer to appoint any person to any office other than Chairman of the Board, Chief Executive Officer or Secretary. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by the Board, the Board may delegate the absent or disabled officer’s powers or duties to any other officer or to any director.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3. Removal. Any officer may be removed, either with or without cause, at any time by the Board, the Chairman of the Board or the President and the Chief Executive Officer, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. Resignations. Any officer may resign at any time by giving written notice to the Board, the Chairman of the Board or the President and Chief Executive Officer. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board, the Chairman of the Board or the President and Chief Executive Officer for the unexpired portion of the term, and new offices may be created and filled by the Board, the Chairman of the Board or the President and Chief Executive Officer.

Section 6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board and he shall have such other duties and responsibilities as may be assigned to him by the Board. The Chairman of the Board may delegate to any qualified person authority to chair any meeting of the stockholders, either on a temporary or a permanent basis. In case of the inability or failure of the Chairman of the Board to perform the duties of that office, the Chief Executive Officer shall perform the duties of the Chairman of the Board, unless otherwise determined by the Board.

Section 7. President and Chief Executive Officer. The President and Chief Executive Officer shall be responsible for the active management and direction of the business and affairs of the Corporation.

Section 8. Execution of Documents and Action with Respect to Securities of Other Corporations. Each of the Chairman of the Board and the President and Chief Executive Officer shall have and is hereby given, full power and authority, except as otherwise required by law or directed by the Board, (a) to execute, on behalf of the Corporation, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments, and (b) to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of such other corporation. In addition, each of the Chairman of the Board and the President and Chief Executive Officer may delegate to other officers, employees and agents of the Corporation the power and authority to take any action which the Chairman of the Board or the President and Chief Executive Officer is authorized to take under this Section 8, with such limitations as the Chairman of the Board or the President and Chief Executive Officer, as the case may be, may specify; such authority so delegated by the Chairman of the Board or the President and Chief Executive Officer shall not be re-delegated by the person to whom such execution authority has been delegated.

Section 9. Vice President. Each Vice President, however titled, shall perform such duties and services and shall have such authority and responsibilities as shall be assigned to or required from time to time by the Board, the Chairman of the Board or the President and Chief Executive Officer.

Section 10. Secretary and Assistant Secretaries. (a) The Secretary shall attend all meetings of the stockholders and all meetings of the Board and record all proceedings of the meetings of the stockholders and of the Board and shall perform like duties for the standing committees when requested by the Board. The Secretary shall give, or cause to be given, notice of all meetings of the Board. The Secretary shall perform such other duties as may be prescribed by the Board. The Secretary shall have charge of the corporate seal and authority to affix the seal to any instrument. The Secretary or any Assistant Secretary may attest to the corporate seal by handwritten or facsimile signature. The Secretary shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent has been designated or is otherwise properly accountable.

(b) Assistant Secretaries, in the order of their seniority, shall assist the Secretary and, if the Secretary is unavailable or fails to act, perform the duties and exercise the authorities of the Secretary.

Section 11. Treasurer and Assistant Treasurers. (a) The Treasurer, or such Vice President who is designated by the Board to perform the duties of the Treasurer, shall have the custody of the funds and securities belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Treasurer or such Vice President with the prior approval of the Board, the Chairman of the Board or the President and Chief Executive Officer. The Treasurer or such Vice President shall disburse the funds and pledge the credit of the Corporation as may be directed by the Board and shall render to the Board, as and when required by it, an account of all transactions by the Treasurer or such Vice President.

(b) Assistant Treasurers, in the order of their seniority, shall assist the Treasurer and, if the Treasurer is unable or fails to act, perform the duties and exercise the powers of the Treasurer.

Section 12. Controller. The Controller, or such Vice President who is designated by the Board to perform the duties of the Controller, shall maintain adequate records of all assets, liabilities and other financial transactions of the Corporation and, in general, shall perform all duties incident to the office of Controller and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board, the President and Chief Executive Officer, or the Vice President, Finance.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. However, subject to any restrictions imposed by the Board, each of the Chairman of the Board and the President and Chief Executive Officer is specifically empowered to execute the following documents or instruments in the ordinary course of business by and on behalf of the Corporation:

(a) Powers of attorney appointing persons, firms or corporations as attorney-in-fact of the Corporation, which powers of attorney may be necessary or appropriate in connection with the import or export of goods by or for the Corporation.

(b) Deeds or any other instruments or conveyance conveying real property or interests therein to or from the Corporation if such real property or interests therein have a value or purchase price not in excess of $1,000,000.

(c) Leases pursuant to which the Corporation leases, as lessor or lessee, property (real, personal or mixed) if such leases call for the payment by or to the Corporation of rental in the amount of not more than $1,000,000 per year.

(d) Any and all other written agreements, documents or instruments deemed necessary or appropriate to the conduct of the business of the Corporation in the ordinary course, and within the ordinary or customary duties of the Chairman of the Board or the President and Chief Executive Officer executing the same.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances. However, subject to any restrictions imposed by the Board, each of the Chairman of the Board, the President and Chief Executive Officer, the Vice President—Finance and the Treasurer, is authorized to borrow funds in the ordinary course of business and to execute the necessary related documents or instruments by and on behalf of the Corporation:

(a) up to the maximum amount provided in any agreement previously approved by the Board; or

(b) up to a maximum of $1,000,000 on an open account, under a line of credit or under an agreement not previously authorized by the Board.

Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select.

ARTICLE VII

SHARES OF CAPITAL STOCK AND THEIR TRANSFER

Section 1. Shares. Except as otherwise provided in a resolution approved by the Board or as may be required by applicable law, all shares of Capital Stock shall be uncertificated shares beginning on January 1, 2008. Notwithstanding the foregoing, shares represented by a certificate issued and outstanding prior to January 1, 2008, shall remain represented by a certificate until such certificate is surrendered to the Corporation by the holder of record. Shares shall be transferable only on the books of the Corporation by the holder of record thereof in person or such person’s successor or assignee, or by such person’s attorney lawfully constituted in writing, in accordance with the customary procedures for transferring shares. In the case of shares of Capital Stock represented by certificates, such certificates representing shares of Capital Stock shall be in such form as may be determined from time to time by the Board, subject to applicable legal requirements. Such certificates shall be numbered and their issuance recorded in the books of the Corporation, and such certificate shall exhibit the holder’s name and the number of shares and shall be signed by, or in the name of the Corporation by, the Chairman of the Board or the President and Chief Executive Officer and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and shall bear the corporate seal. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved or printed. All certificates for shares of Capital Stock of the same class and series shall be consecutively numbered. The name of the person owning the shares of Capital Stock represented thereby with the number of shares and date of issue shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate or uncertificated shares shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate, a new certificate or uncertificated shares may be issued therefore upon such terms and indemnity to the Corporation as the Board may prescribe. In the case of shares of Capital Stock issued in uncertificated form, within a reasonable time after the issuance or transfer of uncertificated shares of Capital Stock, the Corporation shall send to the holder of record of such uncertificated shares a written notice containing the information required to be set forth or stated on certificates representing shares pursuant to applicable law or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and other special rights of each class of Capital Stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 2. Transfer. Transfers of shares of Capital Stock shall be made on the books of the Corporation (a) in the case of certificated shares, only by the person named in the certificates evidencing such shares of Capital Stock or such person’s successor or assignee, or by such person’s attorney lawfully constituted in writing, and upon surrender of such certificates and delivery to the Corporation of proper evidence of succession, assignment or other authority, to transfer, or (b) in the case of uncertificated shares, only by the holder of record of uncertificated shares or such person’s successor or assignee, or by such person’s attorney lawfully constituted in writing or upon receipt of proper transfer instructions from the holder of record of such uncertificated shares and delivery to the Corporation of proper evidence of succession, assignment or other authority, to transfer.

Section 3. Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of Capital Stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

Section 4. Transfer Agent and Registrars. The Board may from time to time appoint a transfer agent and registrar in one or more cities, may require all certificates evidencing shares of Capital Stock, if any, or written notices or statements related to uncertificated shares of Capital Stock to bear the signatures of a transfer agent or registrar, and may provide that such certificates, if any, or uncertificated shares shall be transferable in more than one city.

Section 5. Lost, Stolen or Destroyed Certificates. The Board may authorize the Corporation, including any transfer agents or registrars of the Corporation, to issue and register, respectively, uncertificated shares, or, upon request, new certificates, in place of any certificates alleged to have been lost, stolen or destroyed, and in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems necessary to protect the Corporation and said transfer agent and registrars.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation will end on December 31 of each year or such other date as may be fixed from time to time by the Board.

ARTICLE IX

DIVIDENDS

Dividends on the Capital Stock may be declared by the Board at any meeting, regular or special, pursuant to law and to the provisions of the Certificate of Incorporation.

ARTICLE X

INDEMNIFICATION

Section 1. General. The Corporation (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation, which is specifically addressed in Section 2 of this Article X) by reason of the fact that he or she is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (ii) may indemnify, if the Board determines such indemnification is appropriate, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation, which is specifically addressed in Section 2 of this Article X) by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Derivative Actions. The Corporation (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and (ii) may indemnify, if the Board determines such indemnification is appropriate, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an employee or an agent of the Corporation, or is or was serving at the request of the Corporation as an employee or an agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Successful Defense. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article X, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 4. Proceedings Initiated by any Person. Notwithstanding anything to the contrary contained in Sections 1 and 2 of this Article X, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or consented to, by the Board.

Section 5. Procedure. Any indemnification under Sections 1 and 2 of this Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article X. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

Section 6. Advancement of Expenses. Expenses (including attorneys’ fees) incurred by a current or former officer or a current or former director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such current or former director or current or former officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article X or as otherwise authorized by law. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 7. Rights Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 9. Definition of “Corporation”. For purposes of this Article X, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 10. Certain Other Definitions. For purposes of this Article X, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation”, as referred to in this Article X.

Section 11. Continuation of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 12. Repeal or Modification. Any repeal or modification of this Article X shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

Section 13. Amendments to DGCL. If the DGCL is amended hereafter to broaden the rights of those seeking indemnification or advancement of expenses, then such rights shall be extended to such persons to the fullest extent authorized by the DGCL, as so amended, without further action by either the Board or the stockholders of the Corporation.

ARTICLE XI

WAIVER OF NOTICE

Whenever any notice is required to be given by law or under the provisions of these By-laws or under the provisions of the Certificate of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice of such meeting, except where the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE XII

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced otherwise.

ARTICLE XIII

SEVERABILITY OF PROVISIONS

If any provision of these By-laws, or the application thereof to any person or circumstances, is held invalid, the remainder of these By-laws, and the application of such provision to other persons or circumstances, shall not be affected thereby.

ARTICLE XIV

AMENDMENTS

These By-laws may be altered, amended or repealed and new by-laws may be adopted by the Board.